EXHIBIT 23

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form SB-2 is a part, of the Reports dated March 25, 2006 relative to the financial statements of Shimoda Marketing, Inc. as of December 31, 2004 and 2005 and for the years then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

March 25, 2006